Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, and 333-105032) of Baxter International Inc. of our report dated June 27, 2005 relating to the financial statements of the Baxter International Inc. and Subsidiaries Incentive Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP

Chicago, Illinois

June 28, 2005